SECOND AMENDMENT TO
CREDIT AGREEMENT

        This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 16, 2004 and is by and between THE TALBOTS, INC. (the “Borrower”) and THE BANK OF TOKYO-MITSUBISHI, LTD. (the “Bank”), acting through its New York branch.

R E C I T A L S

        A.        The Bank and the Borrower have previously entered into that certain Credit Agreement dated as of April 17, 1998 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”).

        B.        The Bank and the Borrower seek to modify the Agreement upon the terms hereof.

        NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

        Section 1.        Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in the Agreement.

        Section 2.        Amendments. Upon and after April 16, 2004:

        Subsection 11 (1) of the Agreement is hereby amended by deleting such subsection of the Agreement in its entirety.

        Section 3.        Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent: (i) the representations and warranties of the Borrower set forth in Section 4 hereof shall be true and correct as if made on and as of the date hereof, (ii) no Event of Default shall have occurred and be continuing on the date hereof, and (iii) no event shall have occurred and be continuing on the date hereof which, but for the lapse of time or giving of notice or both, would constitute an Event of Default.

        Section 4.        Representations and Warranties of the Borrower.   (a) The Borrower hereby represents and warrants to the Bank as follows:

(i)	The Borrower has the power, and has taken all necessary action to authorize the Borrower, to execute and deliver this Amendment and to perform its duties and obligations under the Agreement, as amended by this Amendment in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)	The execution and delivery of this Amendment and the performance of this Amendment, as amended hereunder do not and will not (A) contravene the Borrower’s by-laws or articles of incorporation, (B) require any governmental approval or any consent, waiver or other approval that has not been obtained already or (C) violate, conflict with, result in a material breach of, or constitute a material default under, (1) any contractual restriction, lease, instrument, agreement, indenture or mortgage to which the Borrower or any of its properties may be bound or (2) any law applicable to the Borrower.

(iii)	There are not, to the best of the Borrower’s knowledge, in any court, before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings, pending or threatened against or in any other way relating to or affecting (A) the Borrower or any of its properties or (B) this Amendment, as amended hereunder, except actions, suits or proceedings, that, if adversely determined, would not, singly or in the aggregate, have a materially adverse effect on the financial condition of the Borrower or this Amendment.

        (b)        The Borrower hereby represents and warrants for the benefit of the Bank that no Event of Default has occurred or is continuing under the Agreement.

        Section 5.        Reference to, and Effect on, Agreement. (a) The Agreement (except as specifically amended herein) shall remain in full force and effect and said Agreement is hereby ratified and confirmed in all respects by each of the parties hereto.

        (b)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under, nor constitute a waiver of any provision of, the Agreement.

        (c)        The parties acknowledge that effective immediately all references to TALBOTS, INC. in the Agreement shall be deemed to refer to THE TALBOTS, INC.

        Section 6.        Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and each of which taken together shall constitute one and the same Amendment.

        Section 7.        Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first written above.

THE BANK OF TOKYO-MITSUBISHI, LTD. By: /s/ Muneya Taniguchi —————————————— Name: Muneya Taniguchi Title: VP & Manager

THE TALBOTS, INC. By: Edward L. Larsen —————————————— Name: Title: